SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Hongli Clean Energy Technologies Corp.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Hongli Clean Energy Technologies Corp.

Kuanggong Road and Tiyu Road, 10th Floor

Chengshi Xin Yong She, Tiyu Road

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China, 467000

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed, commencing on or about October 1, 2016, to all stockholders of record of Hongli Clean Energy Technologies Corp., a Florida corporation (the "Company"), as of the close of business on September 20, 2016 (the “Record Date”), in connection with the adoption by the Board of Directors of Articles of Amendment (the “Amendment”) to the Company’s Articles of Incorporation, to effectuate a one-for-ten reverse split (the “Reverse Stock Split” or “Reverse Split”) of the Company's common stock. A copy of the Amendment is attached to this document as Appendix A.

On September 15, 2016, the Company's Board of Directors adopted by unanimous written consent to approve the Amendment to the Company’s Articles of Incorporation and the filing of said Amendment with the Secretary of State of State of Florida to effectuate a Reverse Stock Split of the Company's Common Stock, $0.001 par value per share, by a ratio of one for ten with such Reverse Split to be effective about October , 2016. Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purposes of (1) informing stockholders, in the manner required under Section 607.10025 of the Florida Business Corporation Act, of this transaction, and (2) informing stockholders, in the manner required under the Exchange Act, of this transaction before it takes effect. The Company is not seeking written consent from any of its other Common Stock stockholders.

This information statement is being first sent to stockholders on or about October 1, 2016.  The Company anticipates that the Amendment will become effective on or about                             , 2016.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Section 607.10025 of the Florida Business Corporation Act (the "Florida Act") provides that unless the articles of incorporation provide otherwise, a division or combination may be effected solely by the action of the board of directors. Pursuant to Section 607.10025 of the Florida Act, Articles of Incorporation and the Bylaws of the Company, shareholder approval is not required in amending the Articles of Incorporation and effectuating the Reverse Stock Split of common stock of the company specified in this Information Statement.

On September 15, 2016, the Board of Directors approved the Amendment to the Company's Articles of Incorporation to effectuate a Reverse Split at a ratio of one for ten.

As of the Record Date, the Company had outstanding 23,960,217 shares of Common Stock held by approximately 610 shareholders of record. A copy of the Company's proposed Amendment effectuating the increase is attached hereto as Appendix A.

The Company will bear all of the costs associated with the preparation and dissemination of this Information Statement and the accompanying materials. No additional consideration has been or will be paid to any officer, director or employee of the Company in connection with the Reverse Stock Split or the preparation and dissemination of this Information Statement and the accompanying materials.

The Amendment will become effective upon filing the Articles of Amendment to the Company's Articles of Incorporation with the Florida Department of State, Division of Corporations.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of each class of the Company's voting securities as of September 20, 2016, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the executive officers of the Company; (c) each director of the Company and (d) all directors and executive officers of the Company as a group.  Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Title of Class	Nature of Name and Address of Beneficial Owner	Amount and Percent of Beneficial Ownership
Common Stock	Jianhua Lv (Chief Executive Officer and Chairman of Board of Directors) 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000	7,948,168	33	%*
Common Stock	Song Lv (CFO - resigned effective August 3, 2016) 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000	0
Common Stock	Hui Zheng (Secretary, Vice President and Director) 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000	0
Common Stock	Hui Huang (Independent Director) 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000	0
Common Stock	Haoyi Zhang (Independent Director) 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000	0
Common Stock	Yushan Jiang (Independent Director) 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000	0
Common Stock	All Directors and Officers as a group (6 total)	7,948,168	33	%*

*Represents shares held directly by (a) Mr. Jianhua Lv and (b) Honour Express Limited, a British Virgin Islands international business company (“Honour Express”). On October 7, 2014, Mr. Lv exercised his option pursuant to a certain Incentive Option Agreement to acquire 100% of the outstanding shares of Honour Express, which directly owns 6,694,091 shares of the Company’s common stock, and became the sole shareholder of Honour Express. In such capacity, he is deemed to have voting and dispositive power over the shares held directly by Honour Express.

The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

On September 15, 2016, our Board acted by unanimous written consent to adopt the Articles of Amendment to Articles of Incorporation effecting a Reverse Split of our Common Stock at a ratio of one for ten and with such Reverse Split to be effected on                             , 2016. Effecting the Reverse Split requires that our Articles of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article IV of the amended Articles is attached as  Appendix A to this Information Statement. The Amendment will be effective upon the filing of the Articles of Amendment to Articles of Incorporation (or on such date and time as specified therein) in the form attached as  Appendix A  with the Florida Department of State, Division of Corporations, with such filing to occur on                        , 2016.

The intent of the Reserve Split is to increase the per share trading price of our Common Stock, which is currently trading on NASDAQ Capital Market, to regain compliance with the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”), and also to a level sufficient for visibility and liquidity in the public market. There is no guarantee that implementation of the Reverse Split will be effective to meet these objectives.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 23,960,217 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	After to the Reverse Split
Aggregate Number of Shares of Common Stock*	23,960,217	2,396,452

*	The numbers in the table above do not reflect the possible exercise of outstanding options, warrants and convertible preferred stock which will be proportionately adjusted to give effect to the completion of the Reverse Stock Split.
The post-split shares estimate a specific number of rounded shares.

Not only will the Reverse Split not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will not change because the Reverse Split will change the current authorized number of shares of capital stock from 100,000,000 to 10,000,000 common shares. The Company amends its Articles of Incorporation to reduce the number of authorized shares by the same percentage by which the issued shares of common stock are being reduced as a result of the Reverse Stock Split, so that the percentage of authorized shares that remain unissued after the Reverse Stock Split do not exceed the percentage of authorized shares that were unissued before the Reverse Stock Split. The remaining authorized shares of Common Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and/or expanding our business through the acquisition of other businesses or products. As of the mailing date of this Information Statement, the Company has no specific definitive terms for the issuance of its Common Stock to raise capital.

Reasons for the Reverse Split

The primary objective of the Reverse Split is to raise the per share trading price of our Common Stock, which is currently trading only on the NASDAQ Capital Market, to regain compliance with the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to the “Minimum Bid Price Rule”, and also to a level sufficient for visibility and liquidity in the public market. There is no guarantee that implementation of the Reverse Split will be effective to meet these objectives.

Our Board has determined that by increasing the market price per share of our Common Stock, we may regain compliance with the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Our Board concluded that our securities may be delisted from NASDAQ Capital Market if our stock price does not reach $1.00 per share. Our Board also believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if the stock price is trading at a higher level.

Our Board also has confidence that the Reverse Split and any resulting increase in per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to potentially increase the per share market price of our Common Stock by factor of ten. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock may help to regain compliance with the $1.00 per share minimum required for continued listing on The NASDAQ Capital Market pursuant to the “Minimum Bid Price Rule”, and may encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon filing the definitive information statement with the SEC, the Amendment will be filed with the Department of State of the State of Florida, Division of Corporations, twenty (20) days after mailing the definitive information statement to stockholders, which date is anticipated to be approximately , 2016.

Upon the filing of the Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock. For example, if you presently hold 10 shares of our Common Stock, you would hold one share of our Common Stock following the Reverse Split.

Effect on Outstanding Shares, Options and Certain Other Securities

When the Reverse Split is implemented, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds between eleven and nineteen shares of Common Stock following the Reverse Split, that stockholder will receive a certificate representing two shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 610 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders.

Each common stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending Interwest Transfer Co., Inc. as the exchange agent, the stockholder's old stock certificate(s), together with the evidence of ownership of the shares as we may require. Common stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. The exchange agent will send each common stockholder a new stock certificate after receipt of old stock certificate(s) and evidence of ownership of the shares.

Common stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as common stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and common stockholders holding shares in street name should contact their nominees. Common stockholders will have to pay the fees in connection with the exchange of their certificates, which is $75 for U.S. shareholders and $175 for international shareholders.

Authorized Shares

When effectuating the Reverse Split, the authorized number of shares of our Common Stock will change from 100,000,000 to 10,000,000 common shares. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will not change. The Company amends its Articles of Incorporation to reduce the number of authorized shares by the same percentage by which the issued shares of common stock are being reduced as a result of the reverse stock split, so that the percentage of authorized shares that remain unissued after the reverse stock split do not exceed the percentage of authorized shares that were unissued before the reverse stock split.

In accordance with our Articles of Incorporation and Florida law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares. No dissenters’ or appraisal rights under Florida law are afforded to the Company's stockholders as a result of the adoption of Amendment.

Accounting Consequences

There will be no change in our par value per share of our Common Stock. Accordingly, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

We encourage each stockholder to consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed Amendment is set forth in Appendix A to this Information Statement. The Amendment will become effective upon its filing with the Department of State of the State of Florida, Division of Corporations, or at the Effective Time and Date as specified in said filing.

Vote Not Required

Approval of Appendix A by shareholders is not required. Our executive officers are authorized to make any necessary changes to Appendix A required by the Department of State of the State of Florida to file Appendix A with said Secretary.

Effective Date of the Amendment

The Amendment of the Articles of Incorporation of the Company will become effective upon the filing of the Amendment with the Department of State of the State of Florida or at the Effective Time and Date as specified is said filing.  Pursuant to Rule 14c-2 under the Exchange Act, the foregoing Action may not become effective until a date that is at least 20 days after the date on which this Information Statement has been mailed to the stockholders of the Company.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Reverse Stock Split. Section 607.10025 of the Florida Act provides that unless the articles of incorporation provide otherwise, a division or combination may be effected solely by the action of the board of directors. Pursuant to Section 607. 10025 of the Florida Act, Articles of Incorporation and the Bylaws of the Company, shareholder approval is not required in amending the Articles of Incorporation and effectuating the Reverse Stock Split of common stock of the Company as specified in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the action to be acted upon, other than as a stockholder or in his role as an officer and director of the Company. No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at Kuanggong Road and Tiyu Road, 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, People’s Republic of China, 467000. Tel: +86-3752882999. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jianhua Lv

Jianhua Lv
Director and Chairman
September 20, 2016

APPENDIX A

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

Pursuant to Section 607.10025 and Section 607.1006 of the Florida Statutes, the Articles of Incorporation of HONGLI CLEAN ENERGY TECHNOLOGIES CORP., a Florida corporation (the “Corporation”), are hereby amended as follows:

1.            The name of the Corporation is HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

2.            The document number is P96000081656.

3.            On the close of business on the date these Articles of Amendment are filed with the Florida Department of State (the “Effective Date”), each ten (10) shares of the Corporation’s issued and outstanding common stock, with a par value of $0.001 per share, shall be automatically combined into one (1) validly issued, fully paid and non-assessable share of common stock of the Corporation, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional shares as described below (the “Reverse Stock Split”). No certificates representing fractional shares of common stock shall be issued in connection with the Reverse Stock Split. Fractional shares created as a result of the Reverse Stock Split shall be rounded up to the next largest whole number, such that, in lieu of fractional shares, each shareholder who would otherwise receive fractional shares shall instead receive the next largest whole number of shares of common stock of the Corporation.

4.            The Reverse Stock Split and the amendment to the Articles of Incorporation were approved and adopted by the Board of Directors of the Corporation on September 15, 2016, in accordance with the provisions of Sections 607.10025 and 607.1006 of the Florida Statutes.

5.            The amendment to the Articles of Incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and does not result in the percentage of authorized shares that remain unissued after the Reverse Stock Split exceeding the percentage of authorized shares that were unissued before the Reverse Stock Split.

6.            As a result of the Reverse Stock Split, on the Effective Date, the 23,960,217 issued and outstanding common shares of the Corporation were automatically combined into 2,396,452 issued and outstanding common shares of the Corporation.

7.            Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“ARTICLE IV

I.            SHARES

The capital stock of the Corporation shall consist of Ten Million (10,000,000) shares of common stock, with a par value of $0.001 per share.

The 23,960,217 issued and outstanding common shares of the Corporation, with a par value of $0.001 per share, on the date these Articles of Amendment are filed with the Florida Department of State (the “Effective Date”) shall be automatically combined and converted (without any further act) into 2,396,452 validly issued, fully paid and non-assessable shares of commons stock of the Corporation, with a par value of $0.001, appropriately rounded up as provided below in this Article IV.

Notwithstanding the immediately preceding paragraph, no fractional shares of common stock shall be issued to the holders of record of common stock in connection with the foregoing combination of shares of common stock, and no certificates or scrip representing any such fractional shares shall be issued. Fractional shares created as a result of the foregoing combination shall be rounded up to the next largest whole number, such that, in lieu of such fraction of a share, any holder of such fractional share shall instead receive one whole share of common stock.

Each stock certificate representing shares of common stock of the Corporation that was issued immediately prior to the Effective Date shall, from and after the Effective Date, automatically and without the necessity of presenting such certificate for exchange, represent the number of whole shares of common stock into which the shares of common stock represented by such certificate have been combined, as determined by this Article IV. If requested by a shareholder, the Secretary of the Corporation may cause a new certificate representing the number of whole shares of reclassified common stock to be issued to the holder of record of such shares within a reasonable time after such request is received together with the surrender of the original stock certificate.

IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Corporation has executed these Articles of Amendment to the Articles of Incorporation on the _____ day of October, 2016.

Name: Jianhua Lv

Title: Chief Executive Officer